EXHIBIT 23.2
[LOGO] KPMG

150 Fayetteville Street Mall
Suite 1200
Post Office Box 29543
Raleigh, NC 27628-0543




The Board of Directors
Trimeris, Inc.


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG LLP

Raleigh, North Carolina
March 3, 2000